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                                                                   EXHIBIT 10.13


                        EQUIPMENT SALE/PURCHASE AGREEMENT

         This Agreement made and entered into this 19th day of March, 2002, by and between Fibr-Plast Corporation, and Oklahoma corporation ("Fibr-Plast") and Second Chance Plastics, Inc., a Kansas corporation ("Second Chance").

1.       (Recitals).

         1.1. Second Chance owns certain equipment ("Equipment") as described on the list attached hereto marked "Schedule A" and incorporated herein by reference.

         1.2. The parties hereto have reached an understanding in regard to the sale of the equipment to Fibr-Plast and they desire to set forth the terms and conditions of their understanding in the manner hereinafter set forth.

2.       (Agreements).

         2.1. (Sale/Purchase). Second Chance agrees to sell and Fibr-Plast agrees to purchase the Equipment, free and clear of any liens, security interests or encumbrances.

         2.2. (Consideration). Fibr-Plast shall transfer to Second Chance three hundred thousand (300,000) shares of common stock of Fibr-Plast free and clear of any security interests, liens or encumbrances. In addition, Fibr-Plast will issue to Second Chance an option to purchase an additional one hundred thousand (100,000) shares of Fibr-Plast common stock at Two Dollars ($2) per share at any time on or before March 31, 2003.

3. (Condition of Equipment). Second Chance makes no warranty (except for title) as to the Equipment, it being understood that the transfer of the Equipment shall be "as is - where is", and that such Equipment shall be removed from Second Chance's plant on or before March 31, 2002.

4. (Non-Dilution). The three hundred thousand (300,000) shares being issued to Second Chance shall not be diluted by any acts or transactions of Fibr-Plast with respect to the percentage of interest of such stock in relation to all outstanding common stock of Fibr-Plast which exists as of the date of the closing of this Agreement. Except as hereinafter provided, in the event Fibr-Plast issues any additional common stock prior to its scheduled initial public offering ("IPO"),


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         Fibr-Plast shall issue to Second Chance additional shares of common stock which shall enable Second Chance to maintain the same percentage interest of ownership of the outstanding common stock of Fibr-Plast as exists as of the date of closing of this transaction.

         Provided, however, this non-dilution covenant shall not be applicable with respect to the Fibr-Plast scheduled IPO, and excluding existing options to Tony Felitsky, and employee benefit plans. After the IPO commences, then these non-dilution rights shall cease.

5. (Closing). The closing shall occur at the offices of Sherwood & Harper on March 18, 2002, at 10:00 a.m. at which time Second Chance shall execute and deliver a bill of sale to the Equipment and Fibr-Plast shall deliver a fully executed stock certificate in Fibr-Plast for three hundred thousand (300,000) shares together with the option as hereinbefore provided in paragraph 2.

6. (Title and Liens). Notwithstanding anything else herein to the contrary, the closing of this transaction is subject to this equipment being free and clear of any security interests, chattel mortgages, liens, and third party claims or encumbrances of any type whatsoever. In this connection, Second Chance Plastics shall make and furnish a record check (i.e. UCC filings, judgment and lien records) sufficient to show that no such encumbrances exist. In any event, Second Chance will indemnify and hold Fibr-Plast harmless from any loss, cost or expense resulting from any such third party claims.

7. (Interpretation). This Agreement shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against either party.

8. (Binding Effect). This Agreement shall be binding upon the parties hereto, their heirs, personal representatives, and assigns.

9. (Law of Kansas). This Agreement shall be construed and enforced in accordance with the laws of the State of Kansas.

10. (Entire Agreement; Amendment). This Agreement is the entire understanding between the parties, and supercedes all prior agreements and communications,, whether oral or written, between the parties hereto with respect to the subject matter hereof. Any amendment or modification of this Agreement must be in writing and duly signed by the parties hereto.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

FIBR-PLAST CORPORATION                        SECOND CHANCE PLASTICS, INC.

/s/ THOMAS G. WATSON                          By: /s/ GERALD L. MICHAUD
------------------------------------------        ------------------------------
Thomas G. Watson, President


/s/ JOSEPH FRANCELLA
------------------------------------------
Joseph Francella, Executive Vice President


/s/ TONY R. FELITSKY
------------------------------------------
Tony R. Felitsky, Senior Vice President


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                                                                    SCHEDULE "A"


                              AUSTRALIAN MACHINERY

Loading Hopper - 4

         o        2 x conventional style hoppers or around 10 m capacity

         o        All plastic waste loaded into these hoppers

Primary Granulator - 2

         o        Reduced plastics to granular form

         o        120 hp (90 kw)

         o        930 mm x 700 mm cutting chamber

         o        20 mm hole screen size

         o        140 amps

         o        All plastic pass through this granulator

Secondary Granulator - 2

         o        75 hp (55kw)

         o        450 mm X 700 mm cutting chamber

         o        7 mm hole screen size

         o        90 amps

         o All heavy material is separated from primary granulator and passed through this granulator

Processor (Agglomerator) - 2
         This unit is comprised of:

         o        Agglomerator (driven by 120 hp motor)

         o        Barrel

         o        Screw

         o        Intake section

         o        Agglomerator frictionally heats and compresses material

         o        Controlled by adjustable set point feeder

         o        Material heated prior to screw commencing

         o        Barrel has electrical heaters preset at specific temperatures

         o        Screw has variable speed and is driven by 50 hp motor

Air Separation Unit - 2

         o        Material received via conveyor to this unit

         o        Material then passed through blowing system

         o        All film grade material blown into silo

Silo - 2

         o        Consists of two piece auger with universal joint

         o        Silo and auger are configured to collect all materials

         o        Auger operated by chain driven gear box


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Conveyor Systems with Magnets - 2

         o        300 m. magnet roller placed at end of conveyor

         o        4 m x 0.65 m - Inspection Conveyor

         o        5.5 m x 0.65 m - Granulator Feed belt

         o        2 m x 0.40 m - Separator Conveyor Between Rollers

         o        5.6 m x 0.50 m - Processor Conveyor

         o        Each conveyor system driven by 1 hp motor with reduction box

         o        Overhead conveyor system

Blowers - 2

         o        1 x cooling fan maintains optimum operating temperature

         o        Driven by 1 hp motor

Moulds - 1

         o Two 10 mould rotaries / 3.25" round fence post - ready for production


Cartage, electric contractors, and mechanical personnel to provide proof of insurance, before beginning of removal of any Equipment.

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EQUIPMENT DOES NOT INCLUDE:

        Any molds not mounted to rotaries

        Any molds or mold pieces not mounted to rotaries

        Any trademarks or trademarked items

        Any licenses or licensing agreements

        The existing orders of contracts

        The existing company name "Second Chance Plastics" or "Millennium Plastic Wood"

        Any existing outstanding receivables

        Any items not listed above under the heading "Australian Machinery"

        Any fixed electrical conduits, boxes, wiring, breakers or lighting attached to facility

        Any existing inventory or product



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